UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2012

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

 (Exact name of registrant as specified in its charter)

Colorado	001-34793	84-1536518
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 30 Dajingyu Street, Xiaojingyu Xiang, Wanbailin District, Taiyuan City, Shanxi Province, China P.C.		030024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 209-4199

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 19, 2012, Longwei Petroleum Investment Holding Limited (the “Company”) issued a press release announcing the increase in its sales volume in metric tons at its Huajie facility during November 2012.  The Company closed on the purchase of the Huajie facility on September 26, 2012 (the “Asset Purchase”), which is further described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 27, 2012.  Additionally, in its press release, the Company clarified the previously described land area metric conversion of the land use rights associated with the Huajie facility.

Additionally, the Company is attaching hereto a copy of the Independent Valuation Report by Shanxi Wan Jia Assets Appraisal LLP dated October 8, 2012 relating to the valuation performed in connection with the Asset Purchase.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Valuation Report by Shanxi Wan Jia Assets Appraisal LLP dated October 8, 2012.
99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LONGWEI PETROLEUM INVESTMENT HOLDING LTD.

Date: December 19, 2012	By:	/s/ Michael Toups
Michael Toups
Chief Financial Officer

3